UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 5, 2013
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code: (646) 502-7170
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 2013 Annual Meeting of Stockholders of Fuel Systems Solutions, Inc. (the "Company") was held at 9:00 a.m. Pacific Time on Wednesday, June 5, 2013 at the Sheraton Fisherman's Wharf Hotel, 2500 Mason Street, San Francisco, California 94133.  As of April 10, 2013, the record date for the Annual Meeting, there were 20,053,888 shares of common stock issued and outstanding.  A quorum of 17,693,820 shares of common stock was present or represented at the Annual Meeting.

(b) The matters submitted to a vote of security holders at the 2013 Annual Meeting of Stockholders of the Company are described in more detail in the Company's proxy statement filed with the Commission on April 19, 2013. The stockholders voted on the following three proposals and cast their votes as follows:

1. Stockholders elected each of the Company's two nominees for director to serve a term of three years to expire at the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Withheld	Broker Non-Votes
Marco Di Toro	9,228,369	4,517,751	3,947,700
James W. Nall	12,689,984	1,056,136	3,947,700

2. Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2013, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,605,566	69,937	18,317	-

3. Stockholders approved, on an advisory basis, the 2012 executive compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,466,225	245,188	34,707	3,947,700

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: June 10, 2013	By: __/s/ Pietro Bersani______________ Pietro Bersani Chief Financial Officer